                                                                      EXHIBIT 11



                       MEDICAL DEVICE TECHNOLOGIES, INC.

                                  EXHIBIT 11
                                LOSS PER SHARE
                        ------------------------------


           The computation of the loss per share is as follows:

                                                       1995            1994
                                                  ------------     ------------
Weighted average number
  of common shares
  outstanding                                        6,714,168        3,032,813

Loss from continuing
  operations                                      $(3,049,047)     $(2,634,429)
                                                  ------------     ------------


Loss from disposal of oil and
  gas operations                                  $        --      $  (371,374)
                                                  ------------     ------------

Net loss                                          $(3,049,047)     $(3,005,803)
                                                  ------------     ------------



Loss per share from continuing
  operations                                      $      (.45)     $      (.87)
                                                  ------------     ------------

Loss per share from disposal
  of oil and gas operations                       $         --     $      (.12)
                                                  ------------     ------------


Loss per share                                    $      (.45)     $      (.99)
                                                  ------------     ------------